UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2008
Merge Healthcare Incorporated
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-29486 (Commission File Number)	39-1600938 (IRS Employer Identification No.)

6737 West Washington Street, Suite 2250, Milwaukee, Wisconsin (Address of principal executive offices)	53214 (Zip Code)
Registrant’s telephone number, including area code: (414) 977-4000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
     Merge Healthcare Incorporated (the “Company”) has entered into a Securities Purchase Agreement (the “Purchase Agreement”), dated May 21, 2008, with Merrick RIS, LLC (“Merrick”), pursuant to which, among other things, the Company has agreed to issue to Merrick (i) a $15.0 million senior secured Term Note (the “Term Note”) and (ii) 6,800,000 shares of common stock of the Company as partial consideration for the Term Note and (iii) an additional 14,285,715 shares of common stock of the Company at a price per share of $.35 (collectively, the “Shares”).
     After giving effect to the payment of approximately $3.4 million in certain transaction costs, closing fees and the payment of prepaid interest, the net proceeds of the Term Note and the issuance of the Shares will equal approximately $16.6 million and such proceeds will be available in full to pay the Company’s portion of the class action settlement costs described below, to fund ongoing operations and for other corporate purposes. Pursuant to the terms of the Purchase Agreement, the Company has also granted Merrick a right to purchase a portion of any newly issued securities, so long as the Term Note is outstanding.
     The issuance of the Term Note and Shares is conditioned on the expiration of a 10-day waiting period following notice of the transactions to the Company’s shareholders, as required by The Nasdaq Stock Market, as well as other customary closing conditions.
     The Company, Merrick and SunTrust Bank, as escrow agent, have entered into an escrow agreement (the “Escrow Agreement”) pursuant to which Merrick has deposited $1,000,000 of the total consideration to be paid for the Term Note and the Shares into escrow. The escrow deposit will be released to the Company at closing as partial satisfaction of the purchase price or will be available to satisfy damages to the extent caused by Merrick’s breach of the Purchase Agreement, in the event that the conditions to close the transaction have been satisfied and Merrick is unable or unwilling to fund the transaction. In addition, Merrick has represented that it has, and will have on the closing date, sufficient funds to close the transaction.
     Pursuant to the terms of the Purchase Agreement, Merrick shall be entitled to designate five persons to replace five of the eleven current directors on the Company’s Board of Directors, effective immediately upon the consummation of the transactions contemplated thereby. In addition the Company has agreed that Merrick shall continue to have the right to designate five persons to be nominated to the Board of Directors in the future, subject to reduction upon a decrease in Merrick’s ownership percentage in the Company.
     The Company has agreed to pay Merrick a breakup fee of $666,666 if, under certain circumstances, the Purchase Agreement is terminated and the Company pursues a different financing or sale transaction with a third party within one year of the termination date.
     Term Note
     The Term Note will bear interest at 13.0% per annum, payable quarterly. The Company is required to prepay at the closing the first two interest payments. The principal amount of the Term Note will be payable in a single installment on the second anniversary date of the closing of the transaction. The Term Note shall be secured by a first priority lien on all of the assets of the U.S. and Canadian operations of the Company and its subsidiaries.
     Merrick may require the Company to redeem the Term Note in full if a change of control occurs. If the change of control results in the payment of consideration to the Company’s shareholders equal to or exceeding $1.75 per share, the redemption price of the Term Note shall be at par. If such consideration is less than $1.75 per share, the redemption premium shall be (i) 120% of par if the change of control occurs within one year of the closing date, or (ii) 118% of par if the change of control occurs anytime thereafter. The Term Note may also be voluntarily prepaid at 120% of par at any time.
     Pursuant to the provisions of the Term Note, the Company and its subsidiaries shall be subject to numerous operating covenants including substantial restrictions or prohibitions on the Company’s ability to, among other things, incur additional indebtedness, make acquisitions or other investments, grant liens, pay dividends, engage in affiliate transactions and sell certain assets. However, the Company is permitted to sell certain material assets so long as the first $10.0 million of net proceeds from the sale of such material assets is used to repay a portion of the outstanding Term Note at a redemption price of 120% of par.

     Pursuant to the provisions of the Term Note, the Company shall also be subject to a single financial covenant requiring the Company to have positive Adjusted EBITDA (as defined in the Term Note) for the last fiscal quarter of 2008 and to have positive cumulative Adjusted EBITDA for each fiscal quarter thereafter.
     The Term Note is subject to numerous events of default which would give Merrick the right to accelerate the Term Note including, but not limited to, failure to pay, breaches of representations, breaches of financial or operating covenants, cross-default, the occurrence of a material adverse change, the failure of the Company’s common stock to be traded on certain exchanges or markets, uninsured and unpaid losses or judgments, the failure of the common stock of the Company issued to Merrick to be registered under the Securities Act of 1933, as amended (“Securities Act”), to the extent required under the Registration Rights Agreement, and certain events of bankruptcy or insolvency.
     Registration Rights Agreement
     In connection with the issuance of the Shares, the Company will enter into a registration rights agreement (the “Registration Rights Agreement”) with Merrick, under which the Company will agree to:
•	within 30 days of Merrick’s request, file a registration statement with the Securities and Exchange Commission (the “SEC”) for the resale of the Shares;

•	use its reasonable best efforts to have that registration statement declared effective within 90 days following the filing of that registration statement; and

•	use its reasonable best efforts to keep the shelf registration statement effective until the date on which all of the Shares have been resold pursuant to an effective registration statement or rule 144 or are eligible for resale without restriction under rule 144.
     If the Company does not fulfill certain of its obligations under the Registration Rights Agreement with respect to registering the Shares, it will be required to pay additional interest on the outstanding principal of the Term Note as liquidated damages for its breach under the Registration Rights Agreement. The additional interest will be paid monthly and will accrue at a rate per year equal to 0.50% for the 90-day period following such breach and 1.50% thereafter. The amount of additional interest actually paid will decrease in proportion to the number of Shares subject to the Registration Rights Agreement that are held by Merrick or another Investor (as defined in the Registration Rights Agreement) at the time of such breach.
     The foregoing summaries are qualified in their entirety by reference to the Purchase Agreement, the Escrow Agreement and the press release, and the form of the Term Note and Registration Rights Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2, 99.1, 4.1 and 10.3, respectively, and are incorporated herein by reference.
     The Term Note and the Shares will not be registered under the Securities Act or any state securities laws and once issued may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Term Note and Shares are being sold in a private placement pursuant to an exemption from the registration requirements of the Securities Act afforded by Regulation D of the Securities Act. Resales of the Term Note and Shares will be restricted.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Term Note is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities
     The disclosure under Item 1.01 of this Current Report on Form 8-K relating to the Term Note and the Shares is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders
     On May 21, 2008, the Company amended that certain Rights Agreement (the “Rights Agreement”) between the Company and American Stock Transfer & Trust Co., as the Rights Agent, dated September 6, 2006 (the “Amendment”). The effect of the Amendment is to permit the performance of the transactions contemplated by the Purchase Agreement, by preventing (i) Merrick or any of its affiliates or associates from becoming an “Acquiring Person” (as defined in the Rights Agreement) as a result of their collective ownership of less than 40% of the Company’s common stock, acquiring the Shares pursuant to the Purchase Agreement or acquiring additional shares of the Company’s common stock in transactions contemplated by the Purchase Agreement, and (ii) a “Distribution Date” or a “Shares Acquisition Date” (in each case as defined in the Rights Agreement) from occurring as a result of the execution and delivery of the Purchase Agreement, the issuance of the Shares or the public announcement of the foregoing.
     The description contained in this Item 3.03 of certain terms of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 4.2 and is incorporated herein by reference.
Item 8.01. Other Events.
Agreement in Principle Regarding Securities Class Action Settlement
     The Company has entered into an agreement in principle with the plaintiff in the consolidated securities class action suits filed against the Company. The agreement in principle provides for the settlement, release and dismissal of all claims asserted against the Company and the individual defendants in the litigation. In exchange, the Company has agreed to a one time cash payment of $3,025,000 to the plaintiff and the Company’s primary and one of its excess D&O insurance carriers have agreed to a one time cash payment of $12,975,000 to the plaintiff, for a total of $16 million. The agreement in principle is not binding, and is subject to, among other things, the closing of the financing described above, the drafting and execution of the final settlement documents, and the approval of the settlement by the court.
NASDAQ Marketplace Rules Exception
     On May 22, 2008, the Company publicly disseminated a press release announcing that, in connection with the issuance of the Term Note and the Shares, it had requested and received from the Nasdaq Listing Qualifications Department a “financial viability” exception to the shareholder approval requirements of Marketplace Rules 4350(i)(1)(B) and 4350(i)(1)(D) (the “Nasdaq Exception”). The information contained in the press release is incorporated herein by reference and is filed as Exhibit 99.1 hereto.
     In addition, on May 22, 2008, in accordance with NASDAQ Marketplace Rule 4350(i)(2), the Company mailed to its shareholders a notice (the “Notice”) that it had requested and received the Nasdaq Exception. In accordance with the terms of Marketplace Rule 4350(i)(2), the closing of the transactions contemplated by the Purchase Agreement can occur no earlier than ten days after the mailing of the Notice. Accordingly, the closing is expected to occur on or about June 3, 2008. The information contained in the Notice is incorporated by reference and is filed as Exhibit 99.2 hereto.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description
4.1	Form of Term Note between Merge Healthcare Incorporated and Merrick RIS, LLC.

4.2	Amendment to that certain Rights Agreement (the “Rights Agreement”) between Merge Healthcare Incorporated and American Stock Transfer & Trust Co., as the Rights Agent, dated September 6, 2006.

10.1	Securities Purchase Agreement, dated May 21, 2008, by and between Merge Healthcare Incorporated and Merrick RIS, LLC.

10.2	Escrow Agreement, dated May 21, 2008, by and among Merge Healthcare Incorporated, Merrick RIS, LLC and SunTrust Bank, as escrow agent.

10.3	Form of Registration Rights Agreement by and between Merge Healthcare Incorporated and Merrick RIS, LLC.

99.1	Press Release of Merge Healthcare Incorporated dated May 22, 2008.

99.2	Notice to Shareholders regarding NASDAQ Marketplace Rules Exception.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERGE HEALTHCARE INCORPORATED
By:	/s/ Kenneth D. Rardin
Kenneth D. Rardin
President and Chief Executive Officer

Dated: May 22, 2008